EXHIBIT 25.01


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                                              FORM T-1

                                 SECURITIES AND EXCHANGE COMMISSION
                                      Washington, D.C.  20549
                                      STATEMENT OF ELIGIBILITY
                             UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                              CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                CHECK IF AN APPLICATION TO DETERMINE
                                ELIGIBILITY OF A TRUSTEE PURSUANT TO
                                  SECTION 305(b)(2)           |__|


                                        THE BANK OF NEW YORK
                        (Exact name of trustee as specified in its charter)


         New York                                            13-5160382
         (State of incorporation                             (I.R.S. employer
         if not a U.S. national bank)                        identification no.)

         48 Wall Street, New York, N.Y.                         10286
         (Address of principal executive offices)               (Zip code)


                                        TRAVELERS GROUP INC.
                        (Exact name of obligor as specified in its charter)

         Delaware                                            52-1568099
         (State or other jurisdiction of                     (I.R.S. employer
         incorporation or organization)                      identification no.)


         388 Greenwich Street
         New York, NY                                           10013
         (Address of principal executive offices)               (Zip code)
                                     ______________________

                                          Debt Securities
                                (Title of the indenture securities)

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         1.   General information.  Furnish the following information as to the Trustee:

              (a) Name and address of each examining or supervising authority to which it is subject.

         --------------------------------------------------------------------------------
                           Name                                        Address
         --------------------------------------------------------------------------------
              Superintendent of Banks of the State of      2 Rector Street, New York,
              New York                                     N.Y.  10006, and Albany, N.Y.
                                                           12203

              Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                                           N.Y.  10045

              Federal Deposit Insurance Corporation        Washington, D.C.  20429
              New York Clearing House Association          New York, New York

              (b) Whether it is authorized to exercise corporate trust powers. Yes.

         2.   Affiliations with Obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

              None.  (See Note on page 3.)

         16.  List of Exhibits.

              Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

              1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

              4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)


                                                 -2-

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              6.   The consent of the Trustee required by Section 321(b) of the
                   Act. (Exhibit 6 to Form T-1 filed with Registration
                   Statement No. 33-44051.)

              7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


                                                NOTE


              Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

              Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.














                                                - 3 -





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                                             SIGNATURE



              Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of October, 1995.


                                                 THE BANK OF NEW YORK


                                                 By:    /S/ BYRON MERINO
                                                   ---------------------------
                                                   Name:  BYRON MERINO
                                                   Title: ASSISTANT TREASURER











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
                                                                   Exhibit 7

                          Consolidated Report of Condition of

                                 THE BANK OF NEW YORK

                        of 48 Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,
          a member of the Federal Reserve System, at the close of business June 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
          ASSETS                                            in Thousands
          Cash and balances due from depos-
            itory institutions:
            Noninterest-bearing balances and
            currency and coin ..................             $ 3,025,419
            Interest-bearing balances ..........                 881,413
          Securities:
            Held-to-maturity securities ........               1,242,368
            Available-for-sale securities ......               1,774,079
          Federal funds sold in domestic
            offices of the bank ................               5,503,445
          Securities purchased under agree-
            ments to resell ....................                 200,634
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income .................26,599,533
            LESS: Allowance for loan and
              lease losses ..............516,283
              Loans and leases, net of unearned
              income and allowance                            26,083,250
          Assets held in trading accounts ......               1,455,639
          Premises and fixed assets (including
            capitalized leases) ................                 612,547
          Other real estate owned ..............                  79,667
          Investments in unconsolidated
            subsidiaries and associated
            companies ..........................                 198,737
          Customers' liability to this bank on
            acceptances outstanding ............               1,111,464
          Intangible assets ....................                 105,263
          Other assets .........................               1,237,264
          Total assets .........................             $43,511,189

          LIABILITIES
          Deposits:
            In domestic offices ................             $19,233,885
            Noninterest-bearing .......7,677,954
            Interest-bearing .........11,555,931
            In foreign offices, Edge and
            Agreement subsidiaries, and IBFs ...              12,641,676
            Noninterest-bearing ..........72,479
            Interest-bearing .........12,569,197

          Federal funds purchased and secu-
            rities sold under agreements to re-
            purchase in domestic offices of
            the bank and of its Edge and
            Agreement subsidiaries, and in
            IBFs:
            Federal funds purchased ............               1,747,659
            Securities sold under agreements
              to repurchase ....................                  73,553
          Demand notes issued to the U.S.
            Treasury ...........................                 300,000
          Trading liabilities ..................                 738,317
          Other borrowed money:
            With original maturity of one year
              or less ..........................               1,586,443
            With original maturity of more than
              one year .........................                 220,877
          Bank's liability on acceptances exe-
            cuted and outstanding ..............               1,113,102
          Subordinated notes and debentures ....               1,053,860
          Other liabilities ....................               1,489,252
          Total liabilities ....................              40,198,624

          EQUITY CAPITAL
          Common stock ........................                  942,284
          Surplus .............................                  525,666
          Undivided profits and capital
            reserves ..........................                1,849,221
          Net unrealized holding gains
            (losses) on available-for-sale
            securities ........................                (    662)
          Cumulative foreign currency transla-
            tion adjustments ..................              (    3,944)
          Total equity capital ................                3,312,565
          Total liabilities and equity
            capital ...........................              $43,511,189


             I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman

             We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


             J. Carter Bacot
             Thomas A. Renyi           Directors
             Samuel F. Chevalier